                                                                   EXHIBIT 10(c)

                         LOAN SUBPARTICIPATION AGREEMENT

         This Loan Subparticipation Agreement (this "Agreement") is made and entered into as of May 12, 2003, between HUNTINGTON PREFERRED CAPITAL HOLDINGS, INC., an Indiana corporation ("Transferor") and subsidiary of The Huntington National Bank ("Huntington") and HPC HOLDINGS-III, INC., a Nevada corporation ("Transferee").

                                    RECITALS

         A. Transferor desires to transfer to Transferee and Transferee desires to obtain from Transferor a participation interest in certain loans made by The Huntington National Bank, a national banking association ("Huntington"), or an affiliate of Huntington, to various borrowers (collectively, the "Borrowers"), as such Loans may be identified from time to time by Transferor pursuant to paragraph 2 below (the "Loans").

         B. Huntington and Transferor are parties to a certain Amended and Restated Loan Participation Agreement, dated as of May 12, 2003 (the "Participation Agreement").

         C. Transferor and Huntington Preferred Capital, Inc., an Ohio corporation ("HPC") are parties to a certain Amended and Restated Loan Subparticipation Agreement, dated as of May 12, 2003.

         D. Huntington and Transferor are parties to a certain Loan Participation Agreement, dated as of July 1, 2002.

         E. Transferor and Huntington Preferred Capital II, Inc., an Ohio corporation ("HPC2") are parties to a Loan Subparticipation Agreement, dated as of July 1, 2002.

         F. Transferor and Transferee are parties to a Contribution Agreement, dated as of December 27, 2002, by which Transferor has transferred its share ownership in both HPC and HPC2 to Transferee, thereby making HPC and HPC2 subsidiaries of Transferee.

         G. Huntington will service the Loans as set forth in the Participation Agreement.

         H. The parties wish to enter into this Agreement setting forth their respective rights and obligations with respect to the Loans.

                                   AGREEMENT

         l.       Definitions.

                  (a) "Loan Documents" shall mean any and all loan agreements evidencing or otherwise relating to any of the Loans, together with any and all commitment letters, promissory notes, real estate mortgages, assignments and security agreements, financing statements, pledge agreements, letters of credit, applications and agreements for standby letters of credit, letter of credit reimbursement agreements, subordination agreements, waivers, affidavits, fire and extended coverage insurance policies, guarantees, title insurance policies, applications, reports, surveys, documents required to be maintained by lenders pursuant to any applicable federal or state regulations, any and all amendments, modifications or supplements to any of the foregoing from time to time, and all other relevant documents pertaining to any of the Loans.

                  (b) "Collateral" shall mean the real property, fixtures, equipment, inventory, accounts, chattel paper, instruments, documents, general intangibles, securities and all other property and property rights in which Transferor has been granted a mortgage, lien or security interest in connection with any of the Loans.

                  (c) "Origination Fees" shall mean the origination, commitment, or other fees collected at the time of origination of a particular Loan.

                  (d) "Participation" and "Participation Interest" shall mean the interest of Transferee in the Loans and associated Origination Fees, equal to a one hundred percent (100%) participation interest in Transferor's participation interest in the Loans and associated Origination Fees.

                  (e) "Participation Share," "Pro Rata Share," "pro rata," and "ratably" shall mean a share in the same proportion as the respective percentage ownership interests of Transferor and Transferee in the Loans.

                  2.       Transfer of Participation Interests.

                  (a) Transferee shall from time to time buy from Transferor or from an affiliate of Transferor, without recourse, a continuing undivided fractional Participation Interest, and Transferor shall from time to time sell to Transferee, or cause an affiliate or affiliates of Transferor to sell to Transferee, such Participation Interests. The purchase price for a particular Participation Interest transferred shall be 100% of the purchase price paid by Transferor to Huntington for its Participation Interest. Transfers of Participation Interests by Transferor or an affiliate of Transferor to Transferee hereunder may, upon the mutual agreement of the parties at the time any such transfers are made, be made (i) as additional contributions to the capital of Transferee, (ii) in exchange for the payment of cash by Transferee to Transferor or appropriate affiliate of Transferor, (iii) in consideration of the issuance to Transferor or appropriate affiliate of Transferor of shares of the capital stock of Transferee, or (iv) for such other consideration as the parties shall mutually agree.

                  (b) At the time of any transfer of a Participation Interest, Transferor assigns to Transferee, without recourse, all of Transferor's beneficial right, title and interest in the Loans, including any Collateral for the Loans and associated Origination Fees, and any uncollected payments or collections on account of the Loans. Transferor shall hold title to the Loans, including any Collateral payments and collections as agent for Transferee.

                  (c) Each of the Loans which shall be subject to this Agreement shall be (i) identified on a completed "Certificate of Participation" in the form of Exhibit A attached hereto, which shall be delivered by Transferor to Transferee and shall contain at least the name of each Borrower, the date of the promissory note evidencing each Loan, the original principal amount of each Loan, the amount of any associated Origination Fees, and the purchase price associated with the same; or (ii) otherwise identified electronically or in the loan files for the Loans, in a manner that is mutually agreeable to Transferor and Transferee and sufficient to properly identify the Loans.

         3. Representations and Warranties. At the time of transfer of Participation Interests to Transferee, Transferor represents and warrants that Transferor has full right, power, and authority to grant and convey the Participation Interests to Transferee, and, at the time of transfer of Participation Interests to Transferee, the Participation Interests are free and clear of all encumbrances or other interests of any other person.

         4. Transferee's Risk. Transferee acknowledges and agrees that Transferor has made no representation or warranty and has no responsibility as to: (i) the collectibility of the Loans; (ii) the Borrowers' creditworthiness or financial condition; (iii) the legality, validity, binding effect or enforceability of the Loan Documents; (iv) the filing, recording or taking of any other action with respect to the Loan Documents; (v) any other matter having any relation to the Loans, the Loan Documents, this Agreement, the Borrowers, or any other person or entity except as otherwise specifically set forth herein. Transferee acknowledges that Transferor has made available to it copies of the Loan Documents requested by Transferee. Transferee acknowledges and agrees that it has made its own independent investigation and determination with respect to the foregoing matters and accepts full responsibility therefor. The sale of the Participation Interests by Transferor to Transferee pursuant to this Agreement shall be and is without recourse of any nature.

         5. Custody and Ownership of Loan Documents and Collateral. Transferor shall have and maintain physical possession of all the Loan Documents and Collateral, to the extent that possession is necessary to perfect a security interest in any Collateral. Transferor shall use reasonable care to safeguard and protect the Loan Documents and Collateral. Transferor is authorized to deal with the Loans in Transferor's own name, subject to the terms and conditions of this Agreement, and, as far as third parties are concerned, to act on behalf of Transferee as though Transferor were the sole owner of the Loans; provided, however, that all of Transferor's actions with respect to the Loans will be subject to this Agreement.

         6. Nature of Transferee's Participation Interest. Transferee's obligations hereunder constitute absolute, unconditional and continuing obligations to make funds or credit available to Transferor for Transferor to extend credit to any of the Borrowers and pay letters of credit issued for the account of any of the Borrowers pursuant to the terms of the Loan Documents and will be unaffected by (i) any amendment or waiver of any term of the Loan Documents, (ii) any extension, overadvance, indulgence, settlement or compromise granted or agreed to in relation to the Loan Documents, (iii) the release of any Collateral or any guaranty of the Loans, (iv) any invalidity, unenforceability, or insufficiency of the Loan Documents or of any drafts or other documents submitted in connection with draws under any letters of credit, (v) any default by or insolvency of any of the Borrowers, (vi) any act or omission on Transferor's part relating to this Agreement or the Loan Documents (absent gross negligence or willful misconduct), (vii) the absence of notice to Transferee of any of the foregoing, (viii) any requirement that Transferor take any action against any of the Borrowers or any other person liable on the Loans, and (ix) any defenses in law or equity which Transferee may have to the full discharge of its obligation under this Agreement (absent gross negligence or willful misconduct by Transferor).

         7. Delinquency and Foreclosure. In the event of any default of any of the Borrowers, which default shall be continuing for more than 30 days, Transferor shall use its best efforts to give Transferee written notice of such default. Transferor shall thereafter take such action as Transferee may deem necessary to protect the interests of both Transferor and Transferee, including, but not limited to, commencement of foreclosure actions or the acceptance of deeds in lieu of foreclosure. In the event Transferor shall fail to timely take any such action as directed by Transferee, Transferee may directly take any and all action it deems necessary to protect its interests as Transferee, including but limited to, the enforcement of collections, the commencement of foreclosure actions, or the acceptance of deeds in lieu of foreclosure. At the direction of the Transferee, the Transferor may deal with any of the Borrowers for the purpose of entering into forebearance agreements, moratoriums, and general work-out plans designed to allow the Borrowers to cure the default and restore the Loan to good standing; provided, Transferee may, in its discretion, deal directly with any of the Borrowers in the event the Transferee determines that Transferor is not satisfactorily following the directions of the Transferee as if Transferee were the direct holder of the Loans and, notwithstanding anything in this Agreement to the contrary, the Transferor shall, at all times, only take action or inaction that is consistent with the economic interests of the Transferee or otherwise only with the consent of the Transferee.

         8. Participation Not a Security. Transferee represents and warrants to Transferor that (i) Transferee does not consider the acquisition of its Participation Interest hereunder to constitute the "purchase" or "sale" of a "security" within the meaning of the Securities Act of l933, the Securities Exchange Act of l934 or Rule l0b-5 promulgated thereunder, the Trust Indenture Act of l939, the securities laws of the State of Ohio, any other applicable securities statute or law, or any rule or regulations under any of the foregoing, (ii) such Participation Interests constitute a commercial transaction by Transferee with Transferor regarding Transferee's Participation Interests in the obligations of the Borrowers under the Loans and associated Origination Fees and do not represent an "investment" (as that term is commonly understood) in Transferor or the Borrowers, (iii) Transferee is purchasing its Participation Interests hereunder for its own account in respect of a commercial transaction made in the ordinary course of its commercial banking business and not with a view to or in connection with any subdivision, resale, or distribution thereof, and (iv) Transferee is engaged in the business of entering into commercial transactions (including transactions of the nature contemplated herein and in the Loans), can bear the economic risk related to the purchase of the same, and has had access to all information deemed necessary by it in making its decision whether or not to purchase the same.

         9. Successors and Assigns. Transferor shall not assign this Agreement in whole, but may assign to one or more participants all or part of Transferor's ownership interest in the Loans. Transferee shall have no right to assign or further participate any of its Participation Interest to anyone other than a subsidiary or other affiliate of Transferor or Transferee without the prior written consent of Transferor. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

         10. Notices. All notices hereunder shall be in writing and shall be personally delivered to the address or addresses of the party receiving the notice or mailed to such party at such address or addresses by certified or registered mail, return receipt requested, postage prepaid. Either party may change its address or addresses for notices and designate or change the location in which payments to such party will be made by a notice to the other party. Notices which are mailed shall be deemed received by the addressee on the third working day following the date of such mailing. Notices to Transferor shall be addressed as follows:

                  Huntington Preferred Capital Holdings, Inc.
                  201 N. Illinois, Suite 1800
                  Indianapolis, Indiana 46204
                  Attention: President

Notices to Transferee shall be addressed to Transferee as follows:

                  HPC Holdings-III, Inc.
                  3993 Howard Hughes Parkway, Suite 250
                  Las Vegas, Nevada 89109
                  Attention: President

         11. Relationship of Parties. With respect to the purchase and sale of Participation Interests, Transferor and Transferee shall occupy the relationship of buyer and seller of a property interest. There is not intended hereby and shall not be construed to exist any fiduciary relationship between Transferee and Transferor, or any partnership or joint venture between Transferee and Transferor. With respect to servicing, Transferor shall be an independent contractor of Transferee. In no event shall either party be considered an agent or employee of the other party.

         12. Interpretation. This Agreement and the rights and obligations of the respective parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Indiana.

         13. Amendments. This Agreement may not be amended, altered or modified except by a written instrument signed by both the parties.

         14. Amendments to Participation Agreement. The Participation Agreement may not be amended, altered, or modified without the written consent of Transferee.

                    [signatures appear on the following page]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                     HUNTINGTON PREFERRED CAPITAL HOLDINGS, INC.

                                     By: _______________________________________
                                         Dennis L. Bassett, President

                                     HPC HOLDINGS-III, INC.

                                     By: _______________________________________
                                         Christopher J. Monigle, Vice President

                                    EXHIBIT A

                          CERTIFICATE OF PARTICIPATION

HUNTINGTON PREFERRED CAPITAL HOLDINGS, INC.
201 N. ILLINOIS, SUITE 1800
INDIANAPOLIS, INDIANA 46204

                               Date: _____________

HPC Holdings-III, Inc.
3993 Howard Hughes Parkway, Suite 250
Las Vegas, Nevada 89109
Attention: Richard F. Klumpp, Vice President

         Re:      Loan Subparticipation Agreement between us dated as of May 12,
                  2003

Ladies and Gentlemen:

         Pursuant to the terms of the above-referenced Loan Subparticipation Agreement, this will confirm that, as of this date, we have transferred and assigned to you an undivided 100% interest in our participation interest in the loan or loans described in the schedule attached to the Certificate of Participation relating to the Amended and Restated Loan Participation Agreement, dated as of May 12, 2003, between The Huntington National Bank and Huntington Preferred Capital Holdings, Inc., or the Loan Participation Agreement, dated as of July 1, 2002, between The Huntington National Bank and Huntington Preferred Capital Holdings, Inc., which are hereafter to be subject to the Loan Subparticipation Agreement.

         This Certificate of Participation is in addition to all previous Certificates issued pursuant to the Loan Subparticipation Agreement.

                                       Very truly yours,

                                       _________________________________
                                       Name:  __________________________
                                       Title: __________________________